Exhibit 99.1

        NEWMONT MINING ANNOUNCES THIRD QUARTER NET INCOME OF $126 MILLION
                                ($0.28 PER SHARE)

    DENVER, Oct. 26 /PRNewswire-FirstCall/ -- Newmont Mining Corporation (NYSE:
NEM) today announced third quarter net income of $126 million ($0.28 per share) compared with net income of $129 million ($0.29 per share) for the third quarter of 2004. Third quarter highlights included:

     * Consolidated gold sales of 2.2 million ounces at costs applicable to sales of $238 per ounce;
     * Net cash provided from operations of $437 million; and
     * Cash and cash equivalents, short-term marketable securities and other short-term investments of $2.0 billion.

    Wayne W. Murdy, Chairman and Chief Executive Officer, said, "We realized higher gold prices again this quarter, averaging $435 per ounce for the quarter and $427 per ounce year to date. Although we continued to experience commodity price escalation and selective labor pressures during the third quarter, higher realized gold prices should enhance our operating margins in the fourth quarter. For the year, we expect to sell approximately 6.5 million equity ounces of gold at costs applicable to sales of approximately $240 per ounce. Our development projects continue to proceed according to plan and we are confident that we will again replace reserves in 2005."

Financial
 (in millions, except per share)         Q3 2005          Q3 2004         YTD 2005         YTD 2004
-----------------------------------   -------------    -------------    -------------    -------------
  Revenues                            $       1,164    $       1,144    $       3,123    $       3,232
  Net cash from operations            $         437    $         340    $         761    $         972
  Net income                          $         126    $         129    $         260    $         253
  Net income per common
   share                              $        0.28    $        0.29    $        0.58    $        0.57

Operating
  Consolidated gold sales
   (000 ounces)                               2,164            2,234            6,167            6,570
  Equity gold sales
   (000 ounces)                               1,607            1,725            4,695            5,175
  Average realized gold
   price ($/ounce)                    $         435    $         403    $         427    $         404
  Costs applicable to
   sales ($/ounce)                    $         238    $         215    $         240    $         219

    FINANCIAL & OPERATING REVIEW
    Third quarter 2005 net income was $126 million ($0.28 per share) compared with $129 million ($0.29 per share) for the third quarter of 2004. Results for the third quarter of 2005 were partially impacted by the following items which had the effect of increasing net income by $10 million ($0.03 per share):

     * a $15.0 million ($0.03 per share) expense for environmental litigation and reclamation costs at Minahasa in Indonesia; and
     * a $25.0 million ($0.06 per share) gain on the sale of Kinross Gold Corporation stock.

    Results for the third quarter of 2004 were impacted by the following items which had the effect of decreasing net income by $7 million ($0.02 per share):

     * an $8 million ($0.02 per share) write down at Australia and Yanacocha;
     * a $6 million ($0.01 per share) Australian legacy site reclamation accrual; and
     * a $7 million ($0.01 per share) gain on the sale of Bronzewing.

    For the third quarter of 2005, the Company sold 2,164,200 ounces of gold on a consolidated basis at an average realized price of $435 per ounce. For the third quarter of 2004, the Company's consolidated gold sales were 2,233,800 ounces at an average realized price of $403 per ounce.

    The Company generated net cash from operations of $437 million in the third quarter of 2005, compared with $340 million in the year ago quarter.

OPERATING HIGHLIGHTS - NORTH AMERICA

North America                            Q3 2005          Q3 2004         YTD 2005         YTD 2004
-----------------------------------   -------------    -------------    -------------    -------------
Consolidated gold sales
 (000 ounces)                                   669              653            2,021            2,054
Equity gold sales
 (000 ounces)                                   626              626            1,910            1,966
Consolidated costs applicable
 to sales ($/ounce)                   $         351    $         290    $         325    $         286

    In Nevada, gold ounces sold remained constant in the third quarter of 2005 compared to the same period in 2004 as a 21% increase in mill throughput and a 23% increase in heap leach ore placed were offset by an 11% decrease in mill ore grade. Adverse mill grades were caused by poor underground mine conditions and an underground labor shortage impacting the production rates of higher grade underground ore zones. Costs applicable to sales per ounce increased 24% in the third quarter of 2005 from the third quarter of 2004, primarily due to increased labor costs, diesel and other commodity prices and higher underground contract service costs. Significant increases in energy costs occurred following hurricanes in the Gulf Coast of the United States in mid-2005. Experienced miners, particularly in underground mines, remain in short supply in Nevada, with labor rates increasing in line with the shortfall.

    At Golden Giant in Canada, gold ounces sold increased 46% in the third quarter of 2005 from the third quarter of 2004, attributable to a 29% increase in mill throughput and a 16% increase in ore grade. Costs applicable to sales per ounce decreased 32% in the third quarter of 2005 from the third quarter of 2004, primarily as a result of the increase in production, partially offset by the appreciation of the Canadian dollar.

    At Holloway in Canada, gold ounces sold remained constant in the third quarter of 2005 compared to the same period of 2004. A 24% decrease in ore grade was offset by a 4% increase in mill throughput and higher sales from inventory built in 2004. Costs applicable to sales per ounce increased 65% in the third quarter of 2005 from the third quarter of 2004 as a result of increased development and definition drilling costs and the appreciation of the Canadian dollar.

    At La Herradura in Mexico, gold ounces sold increased 30% in the third quarter of 2005 from the third quarter of 2004 primarily due to favorable timing of flows from the leach pads.

OPERATING HIGHLIGHTS - SOUTH AMERICA

South America                            Q3 2005          Q3 2004         YTD 2005         YTD 2004
-----------------------------------   -------------    -------------    -------------    -------------
Consolidated gold sales
 (000 ounces)                                   800              778            2,310            2,210
Equity gold sales (000 ounces)                  422              401            1,203            1,142
Consolidated costs applicable
 to sales ($/ounce)                   $         144    $         147    $         148    $         149

    At Yanacocha in Peru, gold ounces sold remained constant in the third quarter of 2005 compared to the same period of 2004 as a 32% increase in ore placed on the leach pads and a 5% increase in ore grade were offset by the timing of flows from the leach pads and increased inventory. Costs applicable to sales per ounce also remained constant as increased labor and commodity costs, including diesel, were offset by the increase in production and the allocation of costs to inventory.

    At Kori Kollo in Bolivia, additional material from the Kori Kollo pit was placed on the existing leach pad. Beginning in the third quarter of 2005, Kori Kollo also began processing ore from the Kori Chaca pit on a new leach pad. This resulted in a significant increase in ounces sold for the third quarter compared to the comparative period of 2004. Costs applicable to sales per ounce decreased significantly period to period primarily as a result of the increased production.

OPERATING HIGHLIGHTS - AUSTRALIA/NEW ZEALAND

Australia/New Zealand                    Q3 2005          Q3 2004         YTD 2005         YTD 2004
-----------------------------------   -------------    -------------    -------------    -------------
Consolidated sales
 (000 ounces)                                   377              462            1,204            1,414
Equity gold sales
 (000 ounces)                                   377              462            1,204            1,414
Consolidated costs applicable
 to sales ($/ounce)                   $         321    $         276    $         318    $         276

    At Pajingo in Australia, gold ounces sold decreased 7% in the third quarter of 2005 from the third quarter of 2004, primarily due to a 20% decrease in ore milled, as low grade stockpiles which supplemented production in 2004 have been exhausted, partially offset by an 11% increase in ore grade milled. Costs applicable to sales per ounce increased 15%, primarily due to lower production and the appreciation of the Australian dollar.

    At Jundee in Australia, gold ounces sold increased 6% in the third quarter of 2005 from the third quarter of 2004, primarily due to a 7% increase in ore grade milled. Costs applicable to sales per ounce increased 7% in the third quarter of 2005 from the third quarter of 2004, primarily due to higher underground contract services, diesel costs, and the appreciation of the Australian dollar.

    At Tanami in Australia, gold ounces sold decreased 32% in the third quarter of 2005 from the third quarter of 2004, primarily due to a 21% decline in ore grade from the Callie underground deposit, processing lower grade stockpiles at Groundrush, and a 15% decrease in mill throughput. Costs applicable to sales per ounce increased 21% in the third quarter of 2005 from the third quarter of 2004, primarily due to lower gold production, higher diesel costs and the appreciation of the Australian dollar.

    At Kalgoorlie in Australia, gold ounces sold decreased 27% in the third quarter of 2005 from the third quarter of 2004 primarily due to a 20% decline in ore grade. Costs applicable to sales per ounce increased 28% in the third quarter of 2005 from the third quarter of 2004, primarily due to lower production and increased diesel, reagent and power costs, as well as the appreciation of the Australian dollar.

    At Martha in New Zealand, gold ounces sold remained constant in the third quarter of 2005 compared to the third quarter of 2004. A 9% decrease in ore milled was offset by a 3% increase in ore grade and a 4% increase in recovery. Costs applicable to sales per ounce decreased 5% in the third quarter of 2005 from the third quarter of 2004, primarily as a result of higher by-product revenue, partially offset by higher processing costs from harder ore.

OPERATING HIGHLIGHTS - INDONESIA

Batu Hijau                               Q3 2005          Q3 2004         YTD 2005         YTD 2004
-----------------------------------   -------------    -------------    -------------    -------------
Consolidated copper sales
 (million pounds)                               190              198              444              519
Equity copper sales
 (million pounds)                               100              111              235              292
Consolidated costs applicable
 to sales ($/pound copper)            $        0.45    $        0.45    $        0.51    $        0.44
Consolidated gold sales
 (000 ounces)                                   289              239              540              536
Equity gold sales (000 ounces)                  153              134              285              302
Consolidated costs applicable
 to sales ($/ounce gold)              $         133    $         123    $         149    $         125

    At Batu Hijau in Indonesia, copper sales decreased 4% and gold sales increased 21% in the third quarter of 2005 from the third quarter of 2004. Costs applicable to sales per pound of copper remained constant while costs applicable to sales per ounce of gold increased 8% during the third quarter of 2005 from the third quarter of 2004. Overall, operating costs increased primarily as a result of increased fuel, maintenance, consumable, power and labor costs.

OPERATING HIGHLIGHTS - CENTRAL ASIA

Central Asia                             Q3 2005          Q3 2004         YTD 2005         YTD 2004
-----------------------------------   -------------    -------------    -------------    -------------
Consolidated gold sales
 (000 ounces)                                    29               81               93              281
Equity gold sales (000 ounces)                   29               81               93              281
Consolidated costs applicable
 to sales ($/ounce)                   $         214    $         188    $         215    $         174

    At Zarafshan in Uzbekistan, gold ounces sold decreased 37% in the third quarter of 2005 from the third quarter of 2004, due to a 3% decrease in ore grade and lower production from leach pads. Costs applicable to sales per ounce increased 27% in the third quarter of 2005 from the third quarter of 2004, primarily as a result of the decrease in production and higher energy costs.

    The Ovacik mine in Turkey was sold on March 1, 2005 to a Turkish company. Operations were suspended in August 2004.

    MERCHANT BANKING
    Newmont Capital manages the Company's royalty and marketable securities portfolios, as well as providing in-house merchant banking support. For the third quarter of 2005, royalty and dividend income was $18 million, 10% lower than the year ago quarter. Year-to-date income was $57 million, up approximately 19% over the comparable period last year. At the end of the third quarter of 2005, the market value of the marketable equity securities portfolio, after the sale of Kinross Gold Corporation stock, was $881 million, an increase of $374 million from year-end 2004.

    During the third quarter of 2005, Newmont Capital sold the Company's remaining position in Kinross Gold Corporation for cash proceeds of $111 million and a realized a pre-tax gain of $20 million. The sale of the Golden Grove zinc/copper operation closed in July and generated cash proceeds of $142 million.

    A prefeasibility study by outside consultants on Newmont's 100% owned Alberta heavy oil project was completed during the quarter. The study estimated that 165 million barrels are economically recoverable via steam assisted gravity drainage wells with the potential for production of 25,000 barrels per day via phased development. Newmont plans to complete environmental base line studies and an infill well program in the first quarter of 2007, with potential application for development in 2007. The Company will subsequently evaluate value-realization options in 2007.

    CASH, MARKETABLE SECURITIES AND DEBT
    At the end of the third quarter, cash, short-term marketable securities and other short-term investments totaled $2.0 billion. Outstanding debt totaled $2.0 billion. Of the outstanding debt, $657 million was Batu Hijau debt that is non-recourse to the Company.

    CAPITAL PROJECT DEVELOPMENT UPDATE
    The Leeville underground project in Nevada began gold production in the third quarter of 2005. The production shaft excavation is 94% complete to a depth of 1,710 feet. Current plans call for the production shaft to begin hoisting ore in the second quarter of 2006. Overall, construction is approximately 80% complete with the shotcrete plant coming on line in November. Prior to completion, gold production will occur from stopes that have been developed in parallel with construction.

    At the Phoenix project in Nevada, overall construction is approximately 70% complete. Initial gold production is expected by the second quarter of 2006.

    Construction of a proposed 200 megawatt power plant in Nevada is awaiting final completion of the air permitting process; all other required permits have been approved and issued by the appropriate agencies. Project engineering is 30% complete. The targeted project completion date remains mid-2008, depending on the air permitting process.

    At the Ahafo project in Ghana, engineering and procurement are essentially complete, with the camp and general infrastructure construction progressing as planned and the process plant just over 50% complete. Overall project construction is approximately 60% complete. Mining equipment is arriving and being assembled on schedule, with plans to start mining in early 2006. Operations planning, staffing and training are progressing according to plan and the project is on schedule to deliver first gold production by the second half of 2006.

    The Akyem project in Ghana was approved by the Newmont Board of Directors in July 2005. An environmental impact statement was submitted to the Ghana Environmental Protection Agency in early May. Production is expected to commence in the second half of 2008.

    At Boddington in Australia, work continues on the feasibility study update with a development decision expected in 2006.

    EXPLORATION, ADVANCED PROJECTS, RESEARCH & DEVELOPMENT
    Exploration expenditures were $41 million in the third quarter of 2005 compared with $28 million in the year ago quarter. Advanced projects, research and development expenditures were $18 million in the third quarter of 2005 compared with $25 million in the third quarter of 2004.

    At the Minas Conga district in Peru, infill drilling intended to convert non-reserve mineralization to reserves this year at the Perol and Chailhuagon deposits is complete. Drill assay results as well as ongoing resource modeling and engineering are advancing economic evaluations. Follow-up drilling at the Amaro prospect continues to yield encouraging results with the potential addition of reserves by year-end.

    At the Ahafo project in Ghana, development drilling programs advanced the geologic understanding of the deposits in the north and south areas. The addition of reserves at Ahafo by year-end is possible as the result of new drill information, updated block models and optimized engineering. Drilling of new exploration targets and extensions of known mineralization provided encouraging results.

    Drilling programs in Nevada yielded positive results at the Carlin Trend and Phoenix with reserve and non-reserve mineralization additions possible by year-end.

    Development drilling at the Tanami and Jundee underground operations in Australia demonstrated positive results for the potential conversion of non-reserve mineralization to reserves by year-end. Extension drilling at Martha in New Zealand has provided encouraging results.

    2005 GUIDANCE
    The Company expects consolidated gold sales of approximately 8.6 million ounces (approximately 6.5 million equity ounces) at costs applicable to sales of approximately $240 per ounce in 2005. The Company expects consolidated copper sales of approximately 625 million pounds (approximately 330 million equity pounds) at costs applicable to sales of $0.47 per pound. Lower expected copper sales at Batu Hijau are primarily the result of geotechnical issues experienced in the first quarter.

    Higher costs applicable to sales in Nevada in 2005 resulted primarily from lower underground production caused by adverse ground conditions and skilled labor shortages. To a lesser extent, ongoing input commodity price escalation continues to adversely impact operating costs in Nevada. The Company expects cost pressures in Nevada to continue into 2006. At Yanacocha in Peru, depending on further mine plan optimization efforts, gold sales are expected to decline by 10% to 20% in 2006.

    For 2005, exploration expenditures are expected in the range of $145 - $150 million, while advanced projects, research and development expenditures are estimated in the range of $60 - $70 million. Exploration expenditures will remain focused on Ghana, Peru, Nevada and Australia. For 2005, the Company again expects to replace reserves.

    Consolidated capital expenditures are expected to be $1.1 - $1.2 billion. For site by site details, please refer to the supplemental worksheet provided with the news release on the Newmont web site (www.newmont.com), under Investor Information/News Releases.

                        STATEMENTS OF CONSOLIDATED INCOME

                                            Three Months Ended                Nine Months Ended
                                              September 30,                     September 30,
                                      ------------------------------    ------------------------------
                                          2005             2004             2005             2004
                                      -------------    -------------    -------------    -------------
                                                 (unaudited, in millions except per share)
Revenues
 Sales - gold, net                    $         933    $         897    $       2,619    $       2,644
 Sales - base metals, net                       231              247              504              588
                                              1,164            1,144            3,123            3,232
Costs and expenses
 Costs applicable to sales
  (exclusive of depreciation,
   depletion and amortization
   shown separately below)
   Gold                                         516              478            1,482            1,442
   Base metals                                   86               91              227              227
 Depreciation, depletion
  and amortization                              160              162              482              504
 Exploration                                     41               28              107               76
 Advanced projects, research
  and development                                18               25               50               59
 General and administrative                      32               22               95               80
 Write down of long-lived
  assets                                         --               10                2               26
 Other, net                                      20               34               58               48
                                                873              850            2,503            2,462

Other income (expense)
 Other income, net                               66               47              177               51
 Interest expense, net                          (24)             (27)             (76)             (77)
                                                 42               20              101              (26)

Income from continuing
 operations before income
 tax expense, minority
 interest and equity income
 of affiliates                                  333              314              721              744
Income tax expense                              (94)             (94)            (186)            (214)
Minority interest in income
 of subsidiaries                               (115)             (90)            (248)            (230)
Equity income of affiliates                      --               --                3                1
Income from continuing
 operations                                     124              130              290              301
Gain (loss) from discontinued
 operations                                       2               (1)             (30)              (1)
Cumulative effect of a change
 in accounting principle                         --               --               --              (47)
Net income                            $         126    $         129    $         260    $         253

Income per common share
 Basic and diluted:
   Income from continuing
    operations                        $        0.28    $        0.29    $        0.65    $        0.68
   Loss from discontinued
    operations                                   --               --            (0.07)              --
   Cumulative effect of a
    change in accounting
    principle                                    --               --               --            (0.11)
   Net income                         $        0.28    $        0.29    $        0.58    $        0.57
Basic weighted-average
 common shares outstanding                      446              443              446              443
Diluted weighted-average
 common shares outstanding                      449              447              449              447
Cash dividends declared per
 common share                         $        0.10    $       0.075    $        0.30    $        0.20

                           CONSOLIDATED BALANCE SHEETS

                                                               At               At
                                                          September 30,     December 31,
                                                              2005             2004
                                                          -------------    -------------
                                                             (unaudited, in millions)
                          ASSETS
Cash and cash equivalents                                 $       1,095    $         781
Marketable securities and other
 short-term investments                                             952              943
Trade receivables                                                   100               77
Accounts receivable                                                 178              130
Inventories                                                         342              249
Stockpiles and ore on leach pads                                    246              230
Other current assets                                                223              288
  Current assets                                                  3,136            2,698
Property, plant and mine development, net                         5,527            5,165
Investments                                                         795              386
Long-term stockpiles and ore on leach pads                          575              525
Deferred income tax assets                                          633              492
Other long-term assets                                              297              265
Goodwill                                                          2,992            2,994
Assets of operations held for sale                                   --              251
  Total assets                                            $      13,955    $      12,776

                              LIABILITIES
Current portion of long-term debt                         $         217    $         286
Accounts payable                                                    237              224
Employee-related benefits                                           135              130
Other current liabilities and deferred
 revenue                                                            651              446
  Current liabilities                                             1,240            1,086
Long-term debt, less current portion                              1,790            1,316
Reclamation and remediation liabilities                             415              421
Employee-related benefits                                           246              245
Deferred income tax liabilities                                     519              460
Other long-term liabilities and deferred
 revenue                                                            481              489
Liabilities of operations held for sale                              --               46
  Total liabilities                                               4,691            4,063

Minority interest in subsidiaries                                   918              775

                  STOCKHOLDERS' EQUITY
Common stock                                                        664              656
  Total stockholders' equity                                      8,346            7,938
  Total liabilities and stockholders'
   equity                                                 $      13,955    $      12,776

                      STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                Three Months Ended
                                                                  September 30,
                                                          ------------------------------
                                                              2005             2004
                                                          -------------    -------------
                                                             (unaudited, in millions)
Operating activities:
 Net income                                               $         126    $         129
 Adjustments to reconcile net income
  to net cash provided by operating activities:
   Depreciation, depletion and amortization                         160              162
   Loss (income) from discontinued operations                        (2)               1
   Accretion of accumulated reclamation obligations                   6                6
   Amortization of deferred stripping costs, net                     (4)              24
   Deferred income taxes                                             (7)              41
   Minority interest expense                                        115               90
   Write-downs of inventories, stockpiles and
    ore on leach pads                                                 6                3
   Write-downs of long-lived assets                                  --               10
   Gain on investments, net                                         (21)              --
   Gain on sale of assets                                            (1)             (22)
   Hedge loss (gain), net                                            36              (36)
   Other operating adjustments                                       (2)               7
 (Increase) decrease in operating assets:
   Trade and accounts receivable                                     69               --
   Inventories, stockpiles and ore on leach pads                    (90)             (10)
   Other assets                                                      (7)              (8)
 Increase (decrease) in operating liabilities:
   Accounts payable and other accrued liabilities                    63              (37)
   Reclamation liabilities                                          (10)             (16)
Net cash provided from continuing operations                        437              344
Net cash provided from discontinued operations                       --               (4)
Net cash from operations                                            437              340
Investing activities:
  Additions to property, plant and mine development                (355)            (161)
  Additions to property, plant and mine development
   of discontinued operations                                        --               (6)
  Investments in marketable debt and equity
   securities                                                      (488)            (270)
  Proceeds from sale of marketable debt and
   equity securities                                                738              258
  Proceeds from sale of assets                                        1               11
  Proceeds from sale of discontinued operations                     142               --
  Other investing activities                                          1                2
Net cash provided by (used in) investing activities                  39             (166)
Financing activities:
  Repayment of debt                                                 (73)             (64)
  Dividends paid to common stockholders                             (45)             (34)
  Dividends paid to minority interests                              (14)             (28)
  Common stock issued for compensation plans                         11                7
  Change in restricted cash and other                                (1)              (3)
Net cash used in financing activities                              (122)            (122)
Effect of exchange rate changes on cash                              --                2
Net change in cash and cash equivalents                             354               54
Cash and cash equivalents at beginning of period                    741              736
Cash and cash equivalents at end of period                $       1,095    $         790

                      STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                Nine Months Ended
                                                                  September 30,
                                                          ------------------------------
                                                              2005             2004
                                                          -------------    -------------
                                                             (unaudited, in millions)
Operating activities:
 Net income                                               $         260    $         253
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation, depletion and amortization                         482              504
   Revenue from prepaid forward sales obligation                    (48)              --
   Loss from discontinued operations                                 30                1
   Accretion of accumulated reclamation obligations                  20               19
   Amortization of deferred stripping costs, net                    (50)               8
   Deferred income taxes                                            (35)              58
   Minority interest expense                                        248              230
   Write-down of inventories, stockpiles and
    ore on leach pads                                                12               11
   Write-down of long-lived assets                                    2               26
   (Gain) loss on investments, net                                  (27)              39
   Cumulative effect of change in accounting
    principle, net                                                   --               47
   Gain on asset sales, net                                         (36)             (29)
   Hedge loss (gain), net                                            84              (38)
   Other operating adjustments                                        1               18
 (Increase) decrease in operating assets:
   Trade and accounts receivable                                     25              (18)
   Inventories, stockpiles and ore on leach pads                   (161)              10
   Other assets                                                      (3)             (13)
 Decrease in operating liabilities:
   Accounts payable and other accrued liabilities                   (24)            (129)
   Reclamation liabilities                                          (24)             (33)
Net cash provided from continuing operations                        756              964
Net cash provided from discontinued operations                        5                8
Net cash from operations                                            761              972
Investing activities:
   Additions to property, plant and mine development               (890)            (497)
   Additions to property, plant and mine development
    of discontinued operations                                      (21)             (23)
   Investments in marketable debt and equity
    securities                                                   (2,530)          (1,340)
   Proceeds from sale of marketable debt and
    equity securities                                             2,562              680
   Proceeds from sale of discontinued operations                    142               --
   Proceeds from sale of assets                                      61               23
   Cash recorded upon consolidation of Batu Hijau                    --               82
   Other investing adjustments                                        1                2
Net cash used in investing activities                              (675)          (1,073)
Financing activities:
   Proceeds from debt, net                                          583               38
   Repayment of debt                                               (142)            (141)
   Dividends paid to common stockholders                           (134)             (89)
   Dividends paid to minority interests                             (85)             (94)
   Common stock issued for compensation plans                        17               33
   Change in restricted cash and other                               (8)              17
Net cash provided by (used in) financing activities                 231             (236)
Effect of exchange rate changes on cash                              (3)              (3)
Net change in cash and cash equivalents                             314             (340)
Cash and cash equivalents at beginning of period                    781            1,130
Cash and cash equivalents at end of period                $       1,095    $         790

2005 GUIDANCE

                                                              Consolidated
                                                                  Costs
                                            Consolidated      Applicable to
                            Equity Sales         Sales            Sales
North America Gold            (000 oz)         (000 oz)          ($/oz)
-------------------------   -------------    -------------    -------------
Nevada                              2,300            2,450    $         330
Golden Giant                          155              155    $         305
Holloway                               85               85    $         445
La Herradura                           80               80    $         165
Sub-total                           2,620            2,770    $         327

South America Gold            (000 oz)         (000 oz)          ($/oz)
-------------------------   -------------    -------------    -------------
Yanacocha                           1,670            3,250    $         145
Kori Kollo                             75               85    $         215
Sub-total                           1,745            3,335    $         147

Australia(1)/
 New Zealand Gold             (000 oz)         (000 oz)          ($/oz)
-------------------------   -------------    -------------    -------------
Kalgoorlie                            425              425    $         340
Pajingo                               195              195    $         300
Tanami                                490              490    $         325
Jundee                                330              330    $         360
Martha                                160              160    $         175
Sub-total                           1,600            1,600    $         318

Indonesia Gold                (000 oz)         (000 oz)          ($/oz)
-------------------------   -------------    -------------    -------------
Batu Hijau                            400              750    $         150

Central Asia Gold             (000 oz)         (000 oz)          ($/oz)
-------------------------   -------------    -------------    -------------
Zarafshan                             130              130    $         220
TOTAL GOLD                          6,500            8,600    $         240

Copper                      (million lbs)    (million lbs)       ($/lb)
-------------------------   -------------    -------------    -------------
Batu Hijau                            330              625    $        0.47
Golden Grove                           25               25    $        1.33

Consolidated Financial Guidance
($ million, except tax rate)
---------------------------------------------
Royalty and dividend income                             $70-$75
Depreciation, depletion & amortization                $670-$700
Exploration                                           $145-$150
Advanced projects, research and development             $60-$70
General and administrative                            $125-$130
Interest expense, net                                  $95-$105
Tax rate (assuming $450/oz gold)                        28%-32%
Capital expenditures                              $1,100-$1,200

Notes:

1. Consolidated costs applicable to sales are based on an A$1 = $0.76 exchange rate assumption.

    COMPARISON OF EQUITY GOLD SALES OUNCES AND CONSOLIDATED GOLD SALES OUNCES

                                                              Q3 2005                         Q3 2004
                                                   -----------------------------   -----------------------------
                                                      Equity       Consolidated       Equity       Consolidated
                                                       Sales           Sales           Sales           Sales
                                    Ownership        (000 ozs)        (000 oz)       (000 ozs)       (000 oz)
                                  -------------    -------------   -------------   -------------   -------------
North America
Nevada                                   100.00%           554.2           597.1           570.4           597.4
Golden Giant                             100.00%            38.3            38.3            26.2            26.2
Holloway                                  84.65%            13.1            13.1            13.3            13.3
La Herradura                              44.00%            20.6            20.6            15.9            15.9
Sub-Total                                                  626.2           669.1           625.8           652.8

South America
Yanacocha                                 51.35%           395.1           769.5           397.0           773.1
Kori Kollo                                88.00%            26.7            30.3             4.0             4.5
Sub-Total                                                  421.8           799.8           401.0           777.6

Australia/
 New Zealand
Pajingo                                  100.00%            54.3            54.3            58.3            58.3
Yandal                                   100.00%            82.8            82.8            77.9            77.9
Tanami                                   100.00%           111.9           111.9           163.8           163.8
Kalgoorlie                                50.00%            90.7            90.7           124.8           124.8
Martha                                   100.00%            37.3            37.3            37.6            37.6
Sub-Total                                                  377.0           377.0           462.4           462.4

Indonesia
Batu Hijau                                52.88%           152.9           289.3           134.1           238.5
Minahasa                                  94.00%              --              --            20.4            21.7
Sub-Total                                                  152.9           289.3           154.5           260.2

Central Asia
Zarafshan                                 50.00%            29.0            29.0            46.1            46.1
Ovacik                                   100.00%              --              --            34.7            34.7
Sub-Total                                                   29.0            29.0            80.8            80.8
Newmont                                                  1,606.9         2,164.2         1,724.5         2,233.8

                                                             YTD 2005                        YTD 2004
                                                   -----------------------------   -----------------------------
                                                      Equity       Consolidated       Equity       Consolidated
                                                       Sales           Sales           Sales           Sales
                                    Ownership        (000 ozs)        (000 oz)       (000 ozs)       (000 oz)
                                  -------------    -------------   -------------   -------------   -------------
North America
Nevada                                   100.00%         1,681.1         1,792.2         1,747.8         1,835.3
Golden Giant                             100.00%           116.0           116.0           118.4           118.4
Holloway
 (84.65% owned)                           84.65%            51.9            51.9            48.4            48.4
La Herradura
 (44% owned)                              44.00%            61.2            61.2            51.4            51.4
Sub-Total                                                1,910.2         2,021.3         1,966.0         2,053.5

South America
Yanacocha                                 51.35%         1,162.9         2,264.6         1,125.0         2,190.8
Kori Kollo                                88.00%            39.7            45.1            16.8            19.1
Sub-Total                                                1,202.6         2,309.7         1,141.8         2,209.9

Australia/
 New Zealand
Pajingo                                  100.00%           141.1           141.1           182.0           182.0
Yandal                                   100.00%           248.9           248.9           291.0           291.0
Tanami                                   100.00%           385.5           385.5           505.7           505.7
Kalgoorlie                                50.00%           300.2           300.2           345.3           345.3
Martha                                   100.00%           127.9           127.9            90.3            90.3
Sub-Total                                                1,203.6         1,203.6         1,414.3         1,414.3

Indonesia
Batu Hijau                                52.88%           285.3           539.6           301.7           536.3
Minahasa                                  94.00%              --              --            70.2            74.7
Sub-Total                                                  285.3           539.6           371.9           611.0

Central Asia
Zarafshan                                 50.00%            93.1            93.1           170.9           170.9
Ovacik                                   100.00%             0.0             0.0           110.0           110.0
Sub-Total                                                   93.1            93.1           280.9           280.9
Newmont                                                  4,694.8         6,167.3         5,174.9         6,569.6

OPERATING STATISTICS SUMMARY

                                                                                            Australia/
                                              North America         South America          New Zealand
                                           -------------------   -------------------   -------------------
Three months ended September 30,             2005       2004       2005       2004       2005       2004
----------------------------------------   --------   --------   --------   --------   --------   --------
Gold Summary
   Ounces sold (000)                          669.1      652.8      799.8      777.6      377.0      462.4
   Equity ounces sold (000)                   626.2      625.8      421.8      401.0      377.0      462.4

   Cost applicable to sales
    (in millions)                          $    235   $    189   $    116   $    114   $    121   $    127
   Cost applicable to sales
    per ounce                              $    351   $    290   $    144   $    147   $    321   $    276

   Depreciation and amortization
    (in millions)                          $     39   $     34   $     51   $     49   $     29   $     29
   Depreciation and amortization
    per ounce                              $     58   $     53   $     64   $     63   $     76   $     63

   Average realized price per
     ounce

(1)  Indonesia includes Batu Hijau in 2005 and Batu Hijau and Minahasa in 2004
(2) Central Asia/Europe includes Zarafshan (Uzbekistan) in 2005 and Zarafshan (Uzbekistan) and Ovacik (Turkey) in 2004

                                                                       Central
                                              Indonesia (1)            Asia (2)              Total
                                           -------------------   -------------------   -------------------
Three months ended September 30,             2005       2004       2005       2004       2005       2004
----------------------------------------   --------   --------   --------   --------   --------   --------
Gold Summary
   Ounces sold (000)                          289.3      260.2       29.0       80.8    2,164.2    2,233.8
   Equity ounces sold
    (000)                                     152.9      154.5       29.0       80.8    1,606.9    1,724.5

   Cost applicable to
    sales (in millions)                    $     38   $     33   $      6   $     15   $    516   $    478
   Cost applicable to sales
    per ounce                              $    133   $    126   $    214   $    188   $    238   $    215

   Depreciation and
    amortization
    (in millions)                          $     11   $      8   $      2   $      8   $    132   $    128
   Depreciation and
    amortization per ounce                 $     36   $     29   $     75   $    102   $     61   $     58

   Average realized price
    per ounce                                                                          $    435   $    403

(1)  Indonesia includes Batu Hijau in 2005 and Batu Hijau and Minahasa in 2004
(2) Central Asia/Europe includes Zarafshan (Uzbekistan) in 2005 and Zarafshan (Uzbekistan) and Ovacik (Turkey) in 2004

                                                                                            Australia/
                                              North America         South America          New Zealand
                                           -------------------   -------------------   -------------------
Nine months ended September 30,              2005       2004       2005       2004       2005       2004
----------------------------------------   --------   --------   --------   --------   --------   --------
Gold Summary
   Ounces sold (000)                        2,021.3    2,053.5    2,309.7    2,209.9    1,203.6    1,414.3
   Equity ounces sold (000)                 1,910.2    1,966.0    1,202.6    1,141.8    1,203.6    1,414.3

   Cost applicable
    to sales (in
    millions)                              $    656   $    586   $    343   $    329   $    383   $    390
   Cost applicable
    to sales per
    ounce                                  $    325   $    286   $    148   $    149   $    318   $    276

   Depreciation and
    amortization (in
    millions)                              $    113   $    113   $    150   $    153   $     87   $     95
   Depreciation and
    amortization per
    ounce                                  $     56   $     55   $     65   $     69   $     72   $     67

   Average realized
    price per ounce

(1)  Indonesia includes Batu Hijau in 2005 and Batu Hijau and Minahasa in 2004
(2) Central Asia/Europe includes Zarafshan (Uzbekistan) in 2005 and Zarafshan (Uzbekistan) and Ovacik (Turkey) in 2004

                                                                      Central
                                              Indonesia (1)           Asia (2)                Total
                                           -------------------   -------------------   -------------------
Nine months ended September 30,              2005       2004       2005       2004       2005       2004
----------------------------------------   --------   --------   --------   --------   --------   --------
Gold Summary
   Ounces sold (000)                          539.6      611.0       93.1      280.9    6,167.3    6,569.6
   Equity ounces sold (000)                   285.3      371.9       93.1      280.9    4,694.8    5,174.9

   Cost applicable to sales
    (in millions)                          $     80   $     88   $     20   $     49   $  1,482   $  1,442
   Cost applicable to sales
    per ounce                              $    149   $    142   $    215   $    174   $    240   $    219

   Depreciation and
    amortization (in
    millions)                              $     25   $     24   $      7   $     24   $    382   $    408
   Depreciation and
    amortization per ounce                 $     47   $     38   $     72   $     85   $     62   $     62

   Average realized price per
    ounce                                                                              $    427   $    404

(1)  Indonesia includes Batu Hijau in 2005 and Batu Hijau and Minahasa in 2004
(2) Central Asia/Europe includes Zarafshan (Uzbekistan) in 2005 and Zarafshan (Uzbekistan) and Ovacik (Turkey) in 2004

                                       Three months ended       Nine months ended
                                          September 30,           September 30,
                                      ---------------------   ---------------------
                                         2005        2004        2005        2004
                                      ---------   ---------   ---------   ---------
Copper Summary
   Pounds sold (000)                    189,968     197,840     444,057     519,025
   Equity pounds sold (000)             100,446     111,285     234,795     291,951

   Cost applicable to sales
    (in millions)                     $      86   $      90   $     226   $     226
   Cost applicable to sales
    per pound                         $    0.45   $    0.45   $    0.51   $    0.44

   Depreciation and amortization
    (in millions)                     $      20   $      22   $      67   $      65
   Depreciation and amortization
    per pound                         $    0.11   $    0.11   $    0.15   $    0.12

   Average realized price
    per pound                         $    1.49   $    1.42   $    1.39   $    1.31

GOLD PRODUCTION - AMERICAS

                                              Nevada                 Canada (1)            La Herradura
                                      ---------------------     --------------------    -------------------
Three months ended September 30,        2005         2004         2005        2004        2005       2004
-----------------------------------   --------     --------     --------    --------    --------   --------
Tons Mined (000 dry short tons):
    Open-Pit                            55,434       44,076          n/a         n/a       3,764      2,993
    Underground                            396          443          247         215         n/a        n/a
Tons Milled/Processed (000):
    Oxide                                1,389        1,148          246         214         n/a        n/a
    Refractory                           2,665        2,187          n/a         n/a         n/a        n/a
    Leach                                6,301        5,135          n/a         n/a         884        998
Average Ore Grade (oz/ ton):
    Oxide                                0.115        0.116        0.214       0.205         n/a        n/a
    Refractory                           0.172        0.199          n/a         n/a         n/a        n/a
    Leach                                0.024        0.027          n/a         n/a       0.024      0.028
Average Mill Recovery Rate:
    Oxide                                 77.4%        79.5%        95.2%       93.8%        n/a        n/a
    Refractory                            89.8%        90.4%         n/a         n/a         n/a        n/a
Ounces Produced (000):                   568.0        597.7         50.8        40.3        20.6       15.9
Ounces Sold (000):                       597.1        597.4         51.4        39.5        20.6       15.9
Equity Ounces Produced (000):
    Oxide                                102.8        103.8         50.8        40.3         n/a        n/a
    Refractory                           336.6        388.0          n/a         n/a         n/a        n/a
    Leach                                 85.7         78.9          n/a         n/a        20.6       15.9
    Total                                525.1        570.7         50.8        40.3        20.6       15.9
Equity Ounces Sold (000)                 554.2        570.4         51.4        39.5        20.6       15.9

Production Costs Per Ounce:
   Direct mining and
    production costs                  $    368     $    300     $    365    $    401    $    218   $    188
   Capitalized mining
    and other                              (23)         (18)           1           1         (50)        (9)
   Royalties and production
    taxes                                    8            2           --          --          --         --
   Reclamation and mine
    closure costs                            3            2            3           2           2          2
   Costs applicable to sales               356          286          369         404         170        181
   Depreciation and amortization            53           49          111          96          61        104
   Total production costs             $    409     $    335     $    480    $    500    $    231   $    285

(1)  Includes Golden Giant and Holloway

                                                                     Kori Kollo,
                                           Yanacocha, Peru             Bolivia
                                        ---------------------   ---------------------
Three months ended September 30,           2005        2004        2005        2004
-------------------------------------   ---------   ---------   ---------   ---------
Tons Mined (000 dry short tons):
    Open-Pit                               62,886      50,258       8,750         n/a
    Underground                               n/a         n/a         n/a         n/a
Tons Milled/Processed (000):
    Oxide                                     n/a         n/a         n/a         n/a
    Refractory                                n/a         n/a         n/a         n/a
    Leach                                  48,670      36,913       8,321         n/a
Average Ore Grade (oz/ ton):
    Oxide                                     n/a         n/a         n/a         n/a
    Refractory                                n/a         n/a         n/a         n/a
    Leach                                   0.030       0.028       0.013         n/a
Average Mill Recovery Rate:
    Oxide                                     n/a         n/a         n/a         n/a
    Refractory                                n/a         n/a         n/a         n/a
Ounces Produced (000):                      763.6       754.5        35.1         5.1
Ounces Sold (000):                          769.5       773.1        30.3         4.5
Equity Ounces Produced (000):
    Oxide                                     n/a         n/a         n/a         n/a
    Refractory                                n/a         n/a         n/a         n/a
    Leach                                   392.1       387.4        30.9         4.5
    Total                                   392.1       387.4        30.9         4.5
Equity Ounces Sold (000)                    395.1       397.0        26.7         4.0

Production Costs Per Ounce:
   Direct mining and production costs   $     146   $     147   $     125   $     230
   Capitalized mining and other                (7)         (6)         (6)        (13)
   Royalties and production taxes               3           3          19          17
   Reclamation and mine closure costs           2           2          11          58
   Costs applicable to sales                  144         146         149         292
   Depreciation and amortization               65          63          33          80
   Total production costs               $     209   $     209   $     182   $     372

(1)  Includes Golden Giant and Holloway

                                             Nevada                  Canada (1)            La Herradura
                                      ---------------------     --------------------    -------------------
Nine months ended September 30,         2005         2004         2005        2004        2005       2004
-----------------------------------   --------     --------     --------    --------    --------   --------
Tons Mined (000 dry short tons):
    Open-Pit                           158,633      144,523          n/a         n/a      10,142      8,509
    Underground                          1,252        1,202          792         740         n/a        n/a
Tons Milled/Processed
 (000):
    Oxide                                4,065        3,190          798         740         n/a        n/a
    Refractory                           7,270        6,541          n/a         n/a         n/a        n/a
    Leach                               17,363       14,211          n/a         n/a       2,793      3,112
Average Ore Grade (oz/ton):
    Oxide                                0.109        0.131        0.217       0.233         n/a        n/a
    Refractory                           0.183        0.193          n/a         n/a         n/a        n/a
    Leach                                0.025        0.024          n/a         n/a       0.028      0.027
Average Mill Recovery Rate:
    Oxide                                 75.6%        79.0%        95.0%       94.3%        n/a        n/a
    Refractory                            90.1%        90.5%         n/a         n/a         n/a        n/a
Ounces Produced (000):                 1,736.3      1,756.9        167.9       164.7        61.2       51.4
Ounces Sold (000):                     1,792.2      1,835.3        167.9       166.8        61.2       51.4
Equity Ounces Produced (000):
    Oxide                                310.2        330.3        167.9       164.7         n/a        n/a
    Refractory                         1,038.1      1,091.1          n/a         n/a         n/a        n/a
    Leach                                276.9        247.9          n/a         n/a        61.2       51.4
    Total                              1,625.2      1,669.3        167.9       164.7        61.2       51.4
Equity Ounces Sold (000)               1,681.1      1,747.8        167.9       166.8        61.2       51.4

Production Costs Per Ounce:
   Direct mining and
    production costs                  $    345     $    311     $    356    $    312    $    197   $    158
   Capitalized mining
    and other                              (30)         (32)           1           1         (27)        (2)
   Royalties and production
    taxes                                    9            5            1           2          --         --
   Reclamation and mine
    closure costs                            3            2            3           1           2          1
   Costs applicable to sale                327          286          361         316         172        157
   Depreciation and
    amortization                            51           52          103          82          57         76
   Total production costs             $    378     $    338     $    464    $    398    $    229   $    233

(1)  Includes Golden Giant and Holloway

                                                                     Kori Kollo,
                                           Yanacocha, Peru             Bolivia
                                        ---------------------   ---------------------
Nine months ended September 30,           2005        2004        2005        2004
-------------------------------------   ---------   ---------   ---------   ---------
Tons Mined (000 dry short tons):
    Open-Pit                              165,871     148,295       8,750         n/a
    Underground                               n/a         n/a         n/a         n/a
Tons Milled/Processed (000):
    Oxide                                     n/a         n/a         n/a         n/a
    Refractory                                n/a         n/a         n/a         n/a
    Leach                                 110,430     102,079       8,321         n/a
Average Ore Grade (oz/ ton):
    Oxide                                     n/a         n/a         n/a         n/a
    Refractory                                n/a         n/a         n/a         n/a
    Leach                                   0.028       0.024       0.013         n/a
Average Mill Recovery Rate:
    Oxide                                     n/a         n/a         n/a         n/a
    Refractory                                n/a         n/a         n/a         n/a
Ounces Produced (000):                    2,268.7     2,170.0        50.9        19.6
Ounces Sold (000):                        2,264.6     2,190.8        45.1        19.1
Equity Ounces Produced (000):
    Oxide                                     n/a         n/a         n/a         n/a
    Refractory                                n/a         n/a         n/a         n/a
    Leach                                 1,165.0     1,114.3        44.7        17.2
    Total                                 1,165.0     1,114.3        44.7        17.2
Equity Ounces Sold (000)                  1,162.9     1,125.0        39.7        16.8

Production Costs Per Ounce:
   Direct mining and production costs   $     150   $     148   $     161   $     266
   Capitalized mining and other                (8)         (6)        (11)        114
   Royalties and production taxes               3           2          19          16
   Reclamation and mine closure costs           2           2          22          41
   Costs applicable to sales                  147         146         191         437
   Depreciation and amortization               65          69          32         103
   Total production costs               $     212   $     215   $     223   $     540

(1)  Includes Golden Giant and Holloway

GOLD PRODUCTION - AUSTRALIA/NEW ZEALAND

                                            Pajingo                        Yandal (1)                        Tanami
                                  ----------------------------    ----------------------------    ----------------------------
Three months ended September 30,      2005            2004            2005            2004            2005            2004
--------------------------------  ------------    ------------    ------------    ------------    ------------    ------------
Tons Mined (000 dry short tons)            162             161           6,147           1,738             549           2,732
Tons Milled/Processed (000)                168             209             640             637             980           1,157
Average Ore Grade (oz/ton)               0.328           0.296           0.144           0.134           0.120           0.152
Average Mill Recovery Rate                96.3%           97.1%           90.9%           92.6%           95.2%           95.1%
Ounces Produced (000)                     54.2            58.3            83.4            78.0           112.0           166.0
Ounces Sold (000)                         54.3            58.3            82.8            77.9           111.9           163.8
Equity Ounces Produced (000)              54.2            58.3            83.4            78.0           112.0           166.0
Equity Ounces Sold (000)                  54.3            58.3            82.8            77.9           111.9           163.8

Production Costs Per Ounce:
Direct mining and production
costs                             $        259    $        224    $        319    $        297    $        326    $        214
Capitalized mining and other                (1)             --              (1)             (1)             (1)             42
Royalties and production
taxes                                       12              11              11              12              15              26
Reclamation and mine closure
costs                                        2               1               4               4               4               2
Costs applicable to sales                  272             236             333             312             344             284
Depreciation and amortization              126             116              85              63              66              55
Total production costs            $        398    $        352    $        418    $        375    $        410    $        339

(1)  2005 includes Jundee.  2004 includes Jundee and Bronzewing.

                                              Kalgoorlie                   Martha
                                      ------------------------    ------------------------
Three months ended September 30,         2005          2004          2005          2004
-----------------------------------   ----------    ----------    ----------    ----------
Tons Mined (000 dry short tons)           12,037        10,549           632         1,250
Tons Milled/Processed (000)                1,819         1,839           315           345
Average Ore Grade (oz/ton)                 0.064         0.079         0.125         0.121
Average Mill Recovery Rate                  85.4%         88.2%         93.5%         89.6%
Ounces Produced (000)                       87.5         124.2          37.5          37.9
Ounces Sold (000)                           90.7         124.8          37.3          37.6
Equity Ounces Produced (000)                87.5         124.2          37.5          37.9
Equity Ounces Sold (000)                    90.7         124.8          37.3          37.6

Production Costs Per Ounce:
   Direct mining and production
    costs                             $      383    $      226    $      247    $      231
   Capitalized mining and other              (37)           43           (53)          (26)
   Royalties and production taxes             12            10            --            --
   Reclamation and mine closure
    costs                                      3             3             3             3
   Costs applicable to sales                 361           282           197           208
   Depreciation and amortization              43            35            91           100
   Total production costs             $      404    $      317    $      288    $      308

(1)  2005 includes Jundee.  2004 includes Jundee and Bronzewing.

                                            Pajingo                        Yandal (1)                        Tanami
                                  ----------------------------    ----------------------------    ----------------------------
Nine months ended September 30,       2005            2004            2005            2004            2005            2004
-------------------------------   ------------    ------------    ------------    ------------    ------------    ------------
Tons Mined (000 dry short tons)            482             471          12,183           6,321           1,545          11,162
Tons Milled/Processed (000)                501             601           1,901           2,197           3,308           3,368
Average Ore Grade (oz/ton)               0.291           0.286           0.141           0.127           0.120           0.151
Average Mill Recovery Rate                96.6%           96.5%           92.1%           92.7%           94.8%           95.2%
Ounces Produced (000)                    142.1           171.6           249.4           266.3           380.3           483.6
Ounces Sold (000)                        141.1           182.0           248.9           291.0           385.5           505.7
Equity Ounces Produced (000)             142.1           171.6           249.4           266.3           380.3           483.6
Equity Ounces Sold (000)                 141.1           182.0           248.9           291.0           385.5           505.7

Production Costs Per Ounce:
Direct mining and
production costs                  $        306    $        227    $        334    $        271    $        301    $        229
Capitalized mining and
other                                       (5)             (2)              8              --               3              23
Royalties and production
taxes                                       13              11              11               9              17              24
Reclamation and mine
closure costs                                2               1               4               5               3               2
Costs applicable to sales                  316             237             357             285             324             278
Depreciation and
amortization                               131             121              78              74              64              58
Total production costs            $        447    $        358    $        435    $        359    $        388    $        336

(1)  2005 includes Jundee.  2004 includes Jundee and Bronzewing.

                                                  Kalgoorlie                      Martha
                                           -------------------------    -------------------------
Nine months ended September 30,               2005           2004          2005           2004
----------------------------------------   ----------     ----------    ----------     ----------
Tons Mined (000 dry short tons)                33,830         34,028         1,591          3,624
Tons Milled/Processed (000)                     5,545          5,272           959          1,057
Average Ore Grade (oz/ton)                      0.070          0.073         0.144          0.096
Average Mill Recovery Rate                       86.7%          87.0%         92.9%          90.2%
Ounces Produced (000)                           299.9          329.0         128.9           90.5
Ounces Sold (000)                               300.2          345.3         127.9           90.3
Equity Ounces Produced (000)                    299.9          329.0         128.9           90.5
Equity Ounces Sold (000)                        300.2          345.3         127.9           90.3

Production Costs Per Ounce:
   Direct mining and production costs      $      330     $      273    $      221     $      302
   Capitalized mining and other                    (4)            14           (55)           (85)
   Royalties and production taxes                  12             10            --             --
   Reclamation and mine closure costs               3              4             3              3
   Costs applicable to sales                      341            301           169            220
   Depreciation and amortization                   40             34            97            111
   Total production costs                  $      381     $      335    $      266     $      331

(1)  2005 includes Jundee.  2004 includes Jundee and Bronzewing.

GOLD PRODUCTION - OTHER

                                               Batu Hijau,                 Minahasa,
                                                Indonesia                  Indonesia
                                           ----------------------    ---------------------
Three months ended September 30,             2005         2004         2005        2004
----------------------------------------   ---------    ---------    ---------   ---------
Tons Mined (000 dry short tons)               54,869       59,595          n/a         n/a
Tons Milled/Processed (000):
    Leach                                        n/a          n/a          n/a         n/a
    Mill                                      13,858       13,213          n/a         105
Average Ore Grade (oz/ton)                     0.028        0.023          n/a       0.167
Average Mill Recovery Rate                      82.5%        83.3%         n/a        91.6%
Ounces Produced (000)                          316.9        246.2           --        16.9
Ounces Sold (000)                              289.3        238.5           --        21.7
Equity Ounces Produced (000)                   167.5        138.5           --        15.9
Equity Ounces Sold (000)                       152.9        134.1           --        20.4

Production Costs Per Ounce:
   Direct mining and production costs      $     115    $      95          n/a   $     117
   Capitalized mining and other                    8           18          n/a           2
   Royalties and production taxes                  9            9          n/a          27
   Reclamation and mine closure costs              1            1          n/a          13
   Costs applicable to sales                     133          123          n/a         159
   Depreciation and amortization                  36           33          n/a         (19)
   Total production costs                  $     169    $     156          n/a   $     140

                                                 Zarafshan,                   Ovacik,
                                                 Uzbekistan                   Turkey
                                           ----------------------    ---------------------
Three months ended September 30,             2005         2004         2005        2004
----------------------------------------   ---------    ---------    ---------   ---------
Tons Mined (000 dry short tons)                  n/a          n/a          n/a       1,086
Tons Milled/Processed (000):
    Leach                                      1,999        1,986          n/a         n/a
    Mill                                         n/a          n/a          n/a          90
Average Ore Grade (oz/ton)                     0.037        0.038          n/a       0.346
Average Mill Recovery Rate                       n/a          n/a          n/a        96.2%
Ounces Produced (000)                           29.5         44.3           --        33.8
Ounces Sold (000)                               29.0         46.1           --        34.7
Equity Ounces Produced (000)                    29.5         44.3           --        33.8
Equity Ounces Sold (000)                        29.0         46.1           --        34.7

Production Costs Per Ounce:
   Direct mining and production costs      $     210    $     164          n/a   $     187
   Capitalized mining and other                    2            2          n/a          10
   Royalties and production taxes                 --           --          n/a          14
   Reclamation and mine closure costs              2            2          n/a           3
   Costs applicable to sales                     214          168          n/a         214
   Depreciation and amortization                  75           51          n/a         169
   Total production costs                  $     289    $     219          n/a   $     383

                                                Batu Hijau,                 Minahasa,
                                                 Indonesia                  Indonesia
                                           ----------------------    ---------------------
Nine months ended September 30,              2005         2004         2005        2004
----------------------------------------   ---------    ---------    ---------   ---------
Tons Mined (000 dry short tons)              173,853      171,907          n/a         n/a
Tons Milled/Processed (000):
    Leach                                        n/a          n/a          n/a         n/a
    Mill                                      38,447       39,819          n/a         441
Average Ore Grade (oz/ton)                     0.019        0.017          n/a       0.158
Average Mill Recovery Rate                      80.7%        81.0%         n/a        90.5%
Ounces Produced (000)                          574.9        546.1           --        63.8
Ounces Sold (000)                              539.6        536.3           --        74.7
Equity Ounces Produced (000)                   304.0        307.2           --        59.9
Equity Ounces Sold (000)                       285.3        301.7           --        70.2

Production Costs Per Ounce:
   Direct mining and production costs      $     145    $      98          n/a   $     248
   Capitalized mining and other                   (6)          18          n/a           5
   Royalties and production taxes                  9            8          n/a           8
   Reclamation and mine closure costs              1            1          n/a           4
   Costs applicable to sales                     149          125          n/a         265
   Depreciation and amortization                  47           38          n/a          32
   Total production costs                  $     196    $     163          n/a   $     297

                                                  Zarafshan,               Ovacik,
                                                  Uzbekistan               Turkey
                                           ----------------------    ---------------------
Nine months ended September 30,              2005         2004         2005        2004
----------------------------------------   ---------    ---------    ---------   ---------
Tons Mined (000 dry short tons)                  n/a          n/a          n/a       4,659
Tons Milled/Processed (000):
    Leach                                      5,669        5,929          n/a         n/a
    Mill                                         n/a          n/a          n/a         331
Average Ore Grade (oz/ton)                     0.034        0.043          n/a       0.320
Average Mill Recovery Rate                       n/a          n/a          n/a        95.4%
Ounces Produced (000)                           93.5        166.1           --       104.8
Ounces Sold (000)                               93.1        170.9           --       110.0
Equity Ounces Produced (000)                    93.5        166.1           --       104.8
Equity Ounces Sold (000)                        93.1        170.9           --       110.0

Production Costs Per Ounce:
   Direct mining and production costs      $     211    $     150          n/a   $     202
   Capitalized mining and other                    2            2          n/a         (11)
   Royalties and production taxes                 --           --          n/a          14
   Reclamation and mine closure costs              2            1          n/a           2
   Costs applicable to sales                     215          153          n/a         207
   Depreciation and amortization                  72           48          n/a         143
   Total production costs                  $     287    $     201          n/a   $     350

COPPER SUMMARY - BATU HIJAU

                                           Three months ended              Nine months ended
                                               September 30,                  September 30,
                                      ----------------------------    ----------------------------
Batu Hijau                                2005            2004            2005            2004
-----------------------------------   ------------    ------------    ------------    ------------
Total tons mined (000)                      54,869          59,595         173,853         171,907
Dry tons processed (000)                    13,858          13,213          38,447          39,819
Average copper grade                          0.83%           0.88%           0.71%           0.78%
Average recovery rate                         90.7%           89.7%           87.2%           88.8%
Copper produced (000 lbs)                  209,183         204,217         475,216         546,021
Copper sold (000 lbs)                      189,968         197,840         444,057         519,025
Equity copper produced (000 lbs)           110,606         114,872         251,270         307,137
Equity copper sold (000 lbs)               100,446         111,285         234,795         291,951

Production Costs Per Pound:
   Direct mining and
    production costs                  $       0.34    $       0.34    $       0.46    $       0.32
   Capitalized mining and other               0.08            0.08            0.03            0.09
   Royalties and production taxes             0.03            0.03            0.02            0.03
   Reclamation and mine
    closure costs                               --              --              --              --
   Costs applicable to sales                  0.45            0.45            0.51            0.44
   Depreciation and amortization              0.11            0.11            0.15            0.12
   Total production costs             $       0.56    $       0.56    $       0.66    $       0.56

Smelting and refining
 (in millions)                        $         51    $         34    $        113    $         91

GOLD HEDGE POSITION - AS OF SEPTEMBER 30, 2005
CURRENT MATURITY SUMMARY (1) (3) (000 OUNCES)

                         Gold Put Option        Price Capped
                            Contracts             Contracts
                       -------------------   -------------------
     Years               Ozs      Price(2)      Ozs     Price(2)
--------------------   --------   --------   --------   --------
     2005                    53   $    292        150   $    350
     2006                   100   $    338         --         --
     2007                    20   $    397         --         --
     2008                    --         --      1,000   $    384
     2009                    --         --        600   $    381
     2010                    --         --         --         --
     2011                    --         --        250   $    392
Total/Average               173   $    330      2,000   $    382

     The mark-to-market value of the gold put option contracts was negative $5 million at September 30, 2005. Newmont has established a policy in which it will, at specified gold prices, purchase derivative contracts to offset legacy hedge positions.

Notes:

(1) For more detailed descriptions, definitions and explanations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 15, 2005 and Form 10-Q for the quarter ended June 30, 2005 filed on August 1, 2005.

(2) Prices quoted are gross contract prices, which represent the gross cash flow per ounce of each contract. Not included in these prices are the additional cash outflows associated with borrowing gold over the life of the contract where the contracts are floating in nature. The rate at which gold is borrowed is determined over the life of the contract based on the prevailing market gold lease rate for the time period that the borrowing is fixed. The borrowing can be fixed for varying periods over the life of the contract.

(3) In addition to the gold hedge positions shown in the table above, the Company entered into a prepaid forward gold sales contract in July 1999, which is reflected as debt on the Company's consolidated balance sheets. Under the prepaid forward gold sales contract, the Company delivered its first of three annual installments of 161,111 ounces of gold in June 2005. For more detailed descriptions, definitions and explanations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 15, 2005.

     The Company's third quarter earnings conference call and web cast presentation will be held on October 26, 2005 beginning at 4:00 p.m. Eastern Time (2:00 p.m. Mountain Time). To participate:

     Dial-In Number:  773-681-5843
     Leader:          Randy Engel
     Password:        Newmont

     The conference call will also be simultaneously carried on our web site at www.newmont.com under Investor Information/Presentations and will be archived there for a limited time.

     Investor Contacts
     Randy Engel                     John Gaensbauer
     Telephone: (303) 837-6033       Telephone: (303) 837-5153
     Email:                          Email:
     randy.engel@newmont.com         john.gaensbauer@newmont.com

     Media Contacts
     Deb Witmer                      Heatheryn Higgins
     Telephone: (303) 837-5308       Telephone: (303) 837-5248
     Email:                          Email:
     deb.witmer@newmont.com          heatheryn.higgins@newmont.com

     Cautionary Statement
     This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future gold and other metals production and sales; (ii) estimates of future costs applicable to sales; (iii) estimates of future capital expenditures, expenses and tax rates; (iv) estimates regarding timing of future development, construction, production or closure activities; (v) statements regarding future exploration results and the replacement of reserves; (vi) statements regarding future asset sales or rationalization efforts; and (vii) estimates of future royalty and dividend income. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's 2004 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SOURCE  Newmont Mining Corporation
    -0-                             10/26/2005
    /CONTACT: Investors, Randy Engel, +1-303-837-6033, randy.engel@newmont.com, or John Gaensbauer, +1-303-837-5153, john.gaensbauer@newmont.com, or Media, Deb Witmer, +1-303-837-5308, deb.witmer@newmont.com, or Heatheryn Higgins, +1-303-837-5248, heatheryn.higgins@newmont.come, all of Newmont Mining Corporation/
    /Web site:  http://www.newmont.com /
    (NEM)